Exhibit 10.2

DEFERRED DISCOUNT AGREEMENT

November 20, 2023

WHEREAS, pursuant to that certain Underwriting Agreement between Denali Capital Acquisition Corp. (the “Company”) and US Tiger Securities, Inc. (“U.S. Tiger”) and EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”, and together with U.S. Tiger, the “Representatives”), as representatives of the several Underwriters named therein (collectively, the “Underwriters”), and Craig-Hallum Capital Group LLC, as QIU, dated April 6, 2022 (as may be amended from time to time, the “Underwriting Agreement”), the Company previously agreed to pay to the Underwriters an aggregate cash amount of $2,887,500 as a deferred discount (the “Deferred Discount”), upon the consummation of a Business Combination. Capitalized terms used herein and not defined shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

WHEREAS, the Company and Denali SPAC Holdco, Inc. (“Holdco”) have entered into that certain agreement and plan of merger, dated as of January 25, 2023 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) with respect to a Business Combination (the “Transaction”) with Longevity Biomedical, Inc. and certain other parties thereto.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Deferred Discount: In the event that the Company elects (in its sole discretion) to consummate the Transaction, the Representatives agree, on behalf of themselves and the several Underwriters, that (a) $866,250 of the aggregate Deferred Discount that would otherwise be payable by the Company to the Underwriters in cash pursuant to the Underwriting Agreement shall be payable by the Company to the Underwriters in the form of 86,625 shares of common stock, par value $0.0001, of Holdco (the “Common Stock Consideration”) and (b) the remaining $2,021,250 of the aggregate Deferred Discount shall remain payable in cash upon the consummation of the Transaction, in each case, as set forth on Schedule A hereto. For the avoidance of doubt, the foregoing arrangement shall only apply to the consummation of the Transaction and not to any other potential Business Combination that may be contemplated or consummated by the Company.

2.	Issuance of Common Stock Consideration: Upon the consummation of the Transaction, the Company shall issue, transfer and deliver, or cause to be issued, transferred and delivered, the entire amount of the Common Stock Consideration to the Underwriters as set forth on Schedule A hereto, in book-entry form with restrictive legends, by instruction from the Company to its duly appointed transfer agent, and the shares representing the Common Stock Consideration shall be validly issued, fully paid and non-assessable and free and clear of all liens and encumbrances (other than those imposed by applicable securities laws).

3.	Registration Rights: The Company and Holdco hereby agree that they shall:

(a)	Prepare and, as soon as practicable, but in no event later than 20 business days following the consummation of the Transaction, file with the Securities and Exchange Commission (the “SEC”), a re-sale registration statement on Form S-1 (or any successor form) to register the re-sale by the Underwriters of the shares of Common Stock Consideration issued to CF&CO pursuant to Section 4 hereof (the “Resale Registration Statement”); and

(b)	Use its reasonable best efforts to have the Resale Registration declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Holdco that it will “review” the Resale Registration Statement) following the Closing Date and (ii) the 5th business day after the date the Holdco is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review; provided, however, that Holdco’s obligations to include any Underwriter’s Common Stock Consideration in the Resale Registration Statement are contingent upon such Underwriter furnishing a completed and executed selling shareholders questionnaire in customary form to Holdco and executing such documents in connection with such registration as Holdco may reasonably request that are customary of a selling stockholder in similar situations.

Notwithstanding anything to the contrary herein, Holdco shall be entitled to delay or postpone the effectiveness of the Resale Registration Statement, and from time to time to require the Underwriters not to sell under the Resale Registration Statement or to suspend the effectiveness thereof, (i) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Resale Registration Statement following the filing of Holdco’s Annual Report on Form 10-K, or (ii) if the filing, effectiveness or continued use of any Registration Statement would require Holdco to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of Holdco, after consultation with counsel to Holdco, (a) would be required to be made in any Resale Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) would not be required to be made at such time if the Resale Registration Statement were not being filed, and (c) Holdco has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that Holdco may not delay or suspend the Resale Registration Statement on more than two occasions or for more than 60 consecutive calendar days, or more than 90 total calendar days, in each case, during any twelve-month period.

4.	Further Assurances: Each of the parties hereto will, upon request of the other, execute such other documents, instruments or agreements as may be reasonable or necessary to effectuate the agreements set forth in this agreement (this “Agreement”).

5.	Disclosure: The parties hereby acknowledge and agree that the Company and Holdco may publicly disclose the terms of this Agreement, including by filing a copy of such Agreement or a description thereof with the SEC.

6.	Termination: This Agreement will terminate automatically upon the earlier of:

(a)	the payment in full of the Deferred Discount and the effectiveness of the Resale Registration Statement, in each case, upon the terms set forth herein; and

(b)	the termination of the Merger Agreement or the abandonment by the Company of the Transaction.

In the event of a termination pursuant to sub-section (b) of this paragraph, the Deferred Discount shall become due and payable by the Company to the Underwriters, in cash, upon the consummation of a Business Combination, in accordance terms originally set forth in the Underwriting Agreement.

7.	Incorporation by Reference: Sections 10.1, 10.3, 10.5, 10.6, 10.7 and 10.8 of the Underwriting Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis. Except as expressly set forth herein, the provisions of the Underwriting Agreement are not amended and remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized signatory as of the date first set forth above.

US Tiger Securities, Inc.

By:	/s/ Tony Tian
Name:	Tony Tian
Title:	Head of Capital Markets

EF Hutton, division of Benchmark Investments, LLC

By:	/s/ Sam Fleischman
Name:	Sam Fleischman
Title:	Supervisory Principal

Craig-Hallum Capital Group LLC

By:	/s/ Rick Hartfiel
Name:	Rick Hartfiel
Title:	Managing Partner

Denali Capital Acquisition Corporation

By:	/s/ Lei Huang
Name:	Lei Huang
Title:	Chief Executive Officer

Denali SPAC Holdco, Inc.

By:	/s/ Jiandong (Peter) Xu
Name:	Jiandong (Peter) Xu
Title:	President

[Signature page to Deferred Discount Agreement]

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